UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2005

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50856	04-3308180
(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-9989
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 7, 2005, the Board of Directors of NeuroMetrix, Inc. (the “Company”) established the following compensation for the members of the Board, to be effective as of January 1, 2006:

Each of the non-employee members of the Board, other than those affiliated with venture capital firms that were stockholders of the Company as of the effective date of the initial public offering of the Company (i.e., currently William Laverack, Jr.), will receive annual cash compensation in the amount of $10,000 for service as a member of the Board, which will be paid following each annual meeting of the stockholders of the Company.  .  On January 1, 2006, each of these non-employee directors will be paid this annual cash compensation, on a pro rata basis, for the period from January 1, 2006 to the anticipated date of the 2006 annual meeting of the stockholders of the Company, less a pro rata portion of any annual cash compensation previously paid to such director attributable to this period.  In addition, each of these non-employee directors will receive the sum of $1,500 for each Board or Committee meeting that he attends, provided that such director will not be entitled to additional compensation for attending committee meetings that occur on the same day as a board meeting he attends.  This cash compensation will be in addition to any stock options or other equity compensation that the Company determines to grant to the directors on a case by case basis.

The non-employee members of the Board that are affiliated with venture capital firms that were stockholders of the Company as of the effective date of the initial public offering of the Company will not be compensated for serving as directors, although the Company will reimburse these directors for all reasonable out-of-pocket expenses incurred by them in attending board or committee meetings.  Dr. Gozani, the only employee member of the Board, will not be separately compensated for his service on the Board.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principals Officers.

The Board of Directors of the Company increased its size to six members and appointed Jonathan T. Lord, M.D. to serve as a new member of the Board effective as of January 1, 2006.  Dr. Lord will serve as a Class I Director with a term expiring in 2008.  Initially, Dr. Lord will not be serving on any committees of the Board.  On December 13, 2005, the Company issued a press release regarding the appointment of Dr. Lord.  The full text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press Release of NeuroMetrix, Inc. dated December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEUROMETRIX, INC.

Date: December 13, 2005	By:	/s/ Shai N. Gozani, M.D., Ph.D.

		Name:	Shai N. Gozani, M.D., Ph.D.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of NeuroMetrix, Inc. dated December 13, 2005.